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                                                                   Exhibit 10.39


                               RETENTION AGREEMENT

      This Agreement is made this 3rd day of October 2002, by and between Ralph Ungermann ("Executive") and First Virtual Communications, Inc. (the "Company").

      WHEREAS, Executive presently serves as the Executive Chairman of the Board of Directors of the Company (the "Board");

      WHEREAS, the Company desires to retain the services of Executive over the next eighteen months;

      NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:

1.    PERIOD OF SERVICES

      Executive shall continue to render services to the Company with the duties and responsibilities described in Section 2 below, from October 1, 2002 through March 31, 2004 (the "Term").

2.    POSITION AND DUTIES

      Executive shall continue to render services as the Company's Executive Chairman of the Board, with such duties commonly incident to the office, and as the Company's principal high-level interface with its major customers located in Japan and Asia and such other duties as the Board and Executive shall mutually agree upon from time to time.

3.    COMPENSATION

      The Company shall pay Executive an annual base salary of Three Hundred Fifty Thousand Dollars ($350,000.00), payable bi-monthly during the Term, subject to customary withholding taxes and any other employment taxes as are commonly required to be collected or withheld by the Company, in accordance with the Company's standard payroll practices.

      Executive shall also be eligible for a Target Bonus of $150,000 during the Term, as set forth in Exhibit A attached hereto.

4.    SEVERANCE

      In the event that Executive is removed from his position and duties set forth in Section 2 above without Cause (as defined below), or Executive's position and duties as set forth in Section 2 above are materially diminished by the Board without Cause and without Executive's consent, the Company agrees to make a single lump sum payment to Executive of all remaining base salary through the end of the Term, and any earned Target Bonus compensation owed to Executive by the Company as of the date of Executive's termination.


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5.    CAUSE

      For purposes of this Agreement, the Company shall have "Cause" to immediately terminate Executive's employment hereunder if (i) Executive engages in fraud or embezzlement, (ii) Executive misappropriates Company property, proprietary information and/or trade secrets, (iii) Executive demonstrates material unfitness for service or persistent deficiencies in performance, as determined by the Board in its sole discretion, (iv) Executive engages in misconduct, which misconduct is demonstrably and materially injurious to the Company and/or its subsidiaries, (v) Executive breaches any provision of this Agreement or other agreements between Executive and the Company, or (vi) Executive dies or becomes mentally or physically incapacitated and cannot carry out his duties.

6.    ARBITRATION

      The parties hereby agree that any dispute, claim or controversy arising out of, relating to or in connection with this Agreement ("Arbitrable Claims") shall be determined exclusively by and through final and binding arbitration in Santa Clara County, California, each party hereto expressly and conclusively waiving its right to proceed to a judicial determination with respect to the merits of such arbitrable matters. Such arbitration shall be conducted in accordance with the American Arbitration Association National Rules for Resolution of Employment Disputes then in effect before a neutral and impartial arbitrator who shall be selected by mutual agreement of the parties. The arbitrator shall prepare a written decision containing the essential findings and conclusions on which the award is based so as to ensure meaningful judicial review of the decision. The arbitrator shall apply the same substantive law, with the same statutes of limitations and same remedies, that would apply if the claims were brought in a court of law. This Agreement shall be governed by the California Arbitration Act and the arbitrator, in ruling on procedural and substantive issues raised in the arbitration itself, shall apply the substantive law of the State of California. Either party may bring an action in court to compel arbitration under this Agreement and to enforce an arbitration award. Otherwise, neither party shall initiate or prosecute any lawsuit in any way related to any Arbitrable Claim. THE PARTIES HEREBY WAIVE ANY RIGHTS THEY MAY HAVE TO TRIAL BY JURY IN REGARD TO ARBITRABLE CLAIMS.

7.    SEVERABILITY

      If one or more of the provisions of this Agreement are deemed unenforceable by law, then such provision or provisions will be deemed stricken from this Agreement and the remaining provisions shall continue in full force and effect.

8.    GOVERNING LAW

      The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California.

9.    ENTIRE AGREEMENT

      This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between the


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Company and Executive. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the Company and Executive.

10.   ACKNOWLEDGMENT

      Executive acknowledges that in the event that he receives severance benefits under Section 4 of this Agreement, then such amount will be offset against any severance benefits to which Executive is entitled under Section 5(i) of the Company's Executive Officers' Change of Control Plan adopted by the Board on February 17, 1999, as such may be amended from time to time.

11.   DATE OF AGREEMENT

      The parties have duly executed this Agreement on the date first written above.

                                            EXECUTIVE


                                            ____________________________________
                                                      Ralph Ungermann


                                            FIRST VIRTUAL COMMUNICATIONS, INC.


                                            By:_________________________________
                                            Title:______________________________


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                                    EXHIBIT A

                                  TARGET BONUS

      Executive shall be eligible to earn an aggregate Target Bonus of $150,000 upon achievement of all of the six minimum performance targets established by the Independent Directors (as defined below) for each quarter during the Term, payable in six $25,000 increments. For each quarterly Target Bonus period during the Term, Executive will not be deemed to have earned a Target Bonus in a quarterly period until and unless the minimum performance targets established by the Independent Directors for that period have been met within the designated timeframes, as determined by the Independent Directors in their sole discretion. Executive shall not be eligible for any portion of Target Bonus that is not earned within the designated quarterly timeframe.

      Minimum performance targets for Executive shall be established by the independent directors of the Board (which shall include all directors of the Company other than those also serving as employees of the Company), currently consisting of Dr. Gaut and Messrs. Harris, Morgan and Stettner (the "Independent Directors"), and agreed upon by Executive for each quarter during the Term, commencing with the quarter October 1, 2002 through December 31, 2002. The Independent Directors and Executive shall agree in writing upon the minimum performance targets for each quarter during the Term as soon as possible at the beginning of each such quarter during the Term.

      The $25,000 Target Bonus for each of the six Target Bonus periods during the Term will accrue and be paid to Executive no later than 30 days after the filing by the Company with the Securities and Exchange Commission of its Form 10-Q or Form 10-K covering the respective Target Bonus period.


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